
                                  NSAR ITEM 77O

                         VK Convertible Securities Fund
                               10f-3 Transactions

  UNDERWRITING #       UNDERWRITING            PURCHASED FROM         AMOUNT OF SHARES       % OF         DATE OF
                                                                         PURCHASED        UNDERWRITING   PURCHASE


         1              Amazon.com            CS First Boston            447,000              0.036%      01/29/99
         2               LSI Logic               JP Morgan               300,000              0.100%      03/16/99
                                             Robertson Stephens
         3            Ziff-Davis Inc.          Goldman Sachs               6,300              0.063%      03/30/99
                                            DLJHambrecht & Quist


Other Firms participating in Underwriting:

UNDERWRITING FOR #1

Morgan Stanley Dean Witter
Credit Suisse First Boston
Donaldson, Lufkin & Jenrette

UNDERWRITING FOR #2

Morgan Stanley & Co. Incorporated
BancBoston Robertson Stephens
JP Morgan & Co

UNDERWRITING FOR #3

Goldman, Sachs & Co.
Donaldson, Lufkin & Jenrette
Hambrecht & Quist